                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                           (Amendment No.         )

Filed by the Registrant   [ ]
Filed by a Party other than the Registrant   [X]
Check the appropriate box:
[ ]     Preliminary Proxy Statement          [ ]   Confidential, for Use of the
                                                   Commission Only (as permitted
[ ]     Definitive Proxy Statement                 by Rule 14a-6(e)(2))
[ ]     Definitive Additional Materials
[X]     Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                         NEXT GENERATION MEDIA CORP.
               (Name of Registrant as Specified In Its Charter)


                             DIONIS COMPANY, LLC
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



   Title of Each Class of Securities               Aggregate Number of           Price          Proposed
    to which Transaction Applies                   Securities to which        Per Unit(2)       Maximum
                                                  Transaction Applies(1)                        Aggregate
                                                                                                Value(3)      Total Fee (5)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                $             $

-----------------------------------------------------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statementnumber, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:
        2)      Form, Schedule or Registration Statement No.:
        3)      Filing Party:
        4)      Date Filed:

Contact:
Dionis Company, LLC
60 Capper Court
Redwood City, CA 94061
(650) 363-2506


                    DEMAND FOR ANNUAL STOCKHOLDERS MEETING
                MADE TO NEXT GENERATION MEDIA CORP. MANAGEMENT

        Redwood City, California, August 11, 2003 -- Dionis Company, LLC announced today that it had delivered a letter to Darryl Reed, President and Phillip Trigg, Secretary of Next Generation Media Corp. (the "Corporation"), demanding that the Corporation set and hold the annual meeting of stockholders required by law for the election of directors. No annual stockholders meeting has been held by the Corporation for a number of years. The letter was copied to Leon Zajdel, Melissa Held, and Fernando Mathov, members of the Board of Directors of the Corporation. A copy of the letter is attached to this press release.

        Dionis Company, LLC has retained one of the largest law firms in the United States to advise Dionis in these matters.

Dionis is a Delaware limited liability company located at 60 Capper Court, Redwood City, California 94061.

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell, or a solicitation of proxies with respect to the voting of, shares of Next Generation Media Corp. There can be no assurance that the demand for an annual stockholders meeting or other actions described in this press release or the attached letter or otherwise will be agreed to or undertaken by the management of Next Generation Media Corp. Next Generation Media Corp. would be required to file with the SEC a proxy statement in connection with the annual stockholders meeting that would be mailed to Next Generation Media Corp. stockholders. The proxy statement would be required to contain important information about Next Generation Media Corp., United Marketing Solutions, Inc., the nomination and election of directors of Next Generation Media Corp., any proposed transactions, and related matters. In such case investors and security holders would be urged to read the proxy statement if and when it became available because it would contain important information.

Investors and security holders would be able to obtain free copies of any proxy statement, if any, through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. In addition to any proxy statement, Next Generation Media Corp. is required to file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, and other information filed by Next Generation Media Corp. at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 800/SEC-0330 for further information on public reference rooms. Next Generation Media Corp.'s filings with the Commission are also available to the public from commercial document-retrieval services and the web site maintained by the Commission at http://www.sec.gov. The proxy statement and these other documents may also be obtained for free from the corporation.

The text of the August 11, 2003 letter follows:
-----------------------------------------------


August 11, 2003


Mr. Darryl Reed, President and Director
Mr. Phillip Trigg, Secretary
Next Generation Media Corporation
7644 Dynatech Court
Springfield, Virginia  22153


        RE:     DEMAND FOR HOLDING OF ANNUAL STOCKHOLDERS
        MEETING OF NEXT GENERATION MEDIA CORPORATION

Gentlemen:

Dionis Company, LLC is a stockholder of Next Generation Media Corporation (the "Company").

Based on public filings and other available information, it is our understanding that the Company has not held an annual meeting of its stockholders since at least 1999 if not earlier. As such the stockholders have not had the opportunity to vote for the directors of the Company for a number of years.

Section 3.01 of the Bylaws of the Company specifically requires that the stockholders of the Company "shall hold" annual meetings for the purpose of electing directors and for other proper business. The Bylaws also specifically state that the Board of Directors shall set the time, date and place for the annual meeting. The failure to hold such meetings clearly violates the terms of the Bylaws, and in our view is materially inconsistent with the best interests of the Company and its stockholders.

Nevada law also mandates that the Company hold annual stockholder meetings. NRS 78.330(1). Among other remedies, Nevada law specifically grants the Nevada district court the jurisdiction to order the election of directors when management refuses to hold the stockholders meetings, upon the application of at least 15 percent of the voting stock of the Company. NRS 78.345.

As a stockholder of the Company, we therefore demand that the Board of Directors immediately set a date, time and place for an annual meeting of the stockholders of the Company for the purpose of electing directors. In this regard, we believe that all of the directors of the Company must stand for election at that meeting.

We further request a copy of the statement of the Company setting out the name of the custodian of the stock ledger or duplicate stock ledger of the Company, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger is kept, pursuant to NRS 78.105(5).

                                                Sincerely,

                                                DIONIS COMPANY LLC



                                                By: ___________________________
                                                    Jeffrey M. Stevens
                                                    Chief Executive Officer





Cc:     Mr. Leon Zajdel, Director, Next Generation Media Corporation
        Ms. Melissa Held, Director, Next Generation Media Corporation Mr. Fernando Mathov, Director, Next Generation Media Corporation